Exhibit 99.1

GALAXY GAMING, INC.

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(702) 939-3254

www.galaxygaming.com

GALAXY GAMING® STOCKHOLDERS APPROVE ACQUISITION BY EVOLUTION

LAS VEGAS, NOVEMBER 12, 2024 (GLOBE NEWSWIRE) – Galaxy Gaming, Inc.® (“Galaxy Gaming” or the “Company”) (OTC: GLXZ), the world’s largest independent developer and distributor of casino table games and technology announced today that, at a special meeting of its stockholders held on November 12, 2024 (the “Special Meeting”), Galaxy Gaming stockholders voted to approve the Company’s acquisition by Evolution Malta Holding Limited (“Evolution”), Evolution AB (publ)’s wholly owned subsidiary (the “Merger”).

Galaxy Gaming will file a Form 8-K with the U.S. Securities and Exchange Commission reporting the final voting results of the Special Meeting.

The transaction is expected to close mid-2025 and is subject to customary closing conditions, including the receipt of regulatory approvals. Upon completion of the transaction, Galaxy Gaming will become a privately held company and shares of Galaxy Gaming common stock will no longer be listed on any public market.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative games, bonusing systems, and technology solutions to physical and online casinos worldwide. Galaxy Gaming offers games proven to perform developed by gaming experts and backed by the highest level of customer support. Galaxy Gaming Digital is the world’s leading licensor of proprietary table games to the online gaming industry. Galaxy Gaming has 131 licenses worldwide, including licenses in 28 U.S. states.

About Evolution

Evolution AB (publ) (“Evolution”) develops, produces, markets and licenses fully-integrated B2B Live Casino solutions to gaming operators. Since its inception in 2006, Evolution has developed into a leading B2B provider with 800+ operators among its customers. The group currently employs 20,500+ people in studios across Europe and in North America. The parent company is based in Sweden and listed on Nasdaq Stockholm with the ticker EVO. Visit www.evolution.com for more information. Evolution is licensed and regulated by the Malta Gaming Authority under license MGA/B2B/187/2010. Evolution is also licensed and regulated in many other jurisdictions, including the United Kingdom, Belgium, Canada, Romania, South Africa.

SAFE HARBOR

Some of the information contained in this document includes forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “might,” “expect,” “intend,” “target,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only predictions. We have based these forward-looking statements on our current expectations, assumptions and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the ability to complete the Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary gaming regulatory approvals and satisfaction of other closing conditions to consummate the proposed Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed Merger; risks that the proposed Merger disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed Merger, including during the pendency of the Merger; the risk that the proposed Merger may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed Merger; the risk that stockholder litigation in connection with the proposed Merger may affect the timing or occurrence of the proposed Merger or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock; the ability of Galaxy Gaming to enter and maintain strategic alliances, product placements or installations in land based casinos or grow its iGaming business, garner new market share, secure licenses in new jurisdictions or maintain existing licenses, successfully develop or acquire and sell proprietary products, comply with regulations, including changes in gaming related and non-gaming related statutes and regulations that affect the revenues of our customers in land-based casino and, online casino markets, have its games approved by relevant jurisdictions, unfavorable economic conditions in the US and worldwide, our level of indebtedness, restrictions and covenants in our loan agreement, dependence on major customers, protection of intellectual property and our ability to license the intellectual property rights of third parties, failure to maintain the integrity of our information technology systems, including without limitation, cyber-attacks or other failures in our telecommunications or information technology systems, or those of our collaborators, third-party logistics providers, distributors or other contractors or consultants, could result in information theft, data corruption and significant disruption of our business, and other factors. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Additional information concerning these and other risk factors can be found in the Company’s filings with the Securities and Exchange Commission, including in the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statement.

All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Galaxy Gaming disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes.

Contact:

Media:

Phylicia Middleton (702) 938-1753

Investors:

Steve Kopjo (702) 727-8886